UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 15, 2004

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2004, Versant received a notice from the Nasdaq Stock Market (the “Notice”) informing us that, for the last 30 consecutive business days, our common stock has traded below the minimum $1.00 per share price requirement for continued listing of our common stock on the Nasdaq SmallCap Market set forth in Nasdaq’s Marketplace Rule 4310(c)(4) (the “Rule”).   To regain compliance with this continued listing requirement our common stock must have a $1.00 or greater minimum bid price for a minimum of least ten consecutive trading days, or possibly longer as may be required by Nasdaq pursuant to its Marketplace Rules.

In the Notice Nasdaq has informed us that we will be provided a grace period of 180 calendar days, or until March 14, 2005, to regain compliance with the Rule and that, if at any time before March 14, 2005 we regain compliance with this continued listing requirement, we will receive written notice of compliance from Nasdaq.  After this initial six month grace period we will potentially be eligible for further grace periods which could extend beyond six months depending upon our ability to meet Nasdaq SmallCap Market initial listing requirement, an important element of which is meeting a minimum net shareholders' equity requirement of $5 million. Our net shareholders' equity at the end of July 2004 was $26.8 million.

In detail, if compliance with the Rule has not been demonstrated by March 14, 2005, then the Nasdaq staff will determine whether we then meet the Nasdaq SmallCap Market initial listing requirements of Marketplace Rule 4310(c), other than the bid price requirement.  If we then satisfy these initial listing criteria, Nasdaq will typically notify us that we have been granted an additional 180 calendar days to regain compliance with the minimum bid price requirement.  Thereafter, if we have not regained compliance within the second 180-day compliance period, but do satisfy the other initial listing criteria, we may be afforded an additional compliance period up to the date of our next shareholder meeting, provided that we commit to (i) seek shareholder approval for a reverse stock split at or before that shareholder meeting (which must be held no later than two years from the date of Nasdaq’s September 15, 2004 Notice) and (ii) promptly thereafter effect the reverse stock split.  If we do not regain compliance with the Rule and are not eligible for an additional compliance period, we will receive written notification of delisting, which may be appealed.

We have not yet determined to take any action in response to the Notice, but will evaluate potential responses depending on the trading price of our common stock and the time remaining in any applicable grace period to regain compliance with the Rule.

Item 9.01:  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number		Description
99.01	—	Letter to Versant Corporation from The Nasdaq Stock Market dated September 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: September 17, 2004	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

Exhibit Index

Exhibit Number		Description
99.01	—	Letter to Versant Corporation from The Nasdaq Stock Market dated September 15, 2004